Exhibit 99.1
Coinmach Service Corp. Announces Fiscal Third Quarter 2006
Financial Results
PLAINVIEW, N.Y., February 9, 2006 — Coinmach Service Corp. (the “Company”) (Amex: “DRY”, “DRA”), a leading supplier of outsourced laundry equipment services for multi-family housing properties in North America, today reported its financial results for the third quarter of its fiscal year ending March 31, 2006.
“This quarter is in line with our internal expectations and demonstrates our continued ability to produce stable and predictable results. We are also quite pleased with the successful completion earlier this week of our Class A common stock offering, which broadens market awareness of the Company. We are excited about the substantial capital commitment made by several new investors in this equity offering. The Class A common stock offering provides Coinmach enhanced financial flexibility to facilitate the pursuit of our strategic goals and objectives,” said Stephen Kerrigan, the Company’s Chairman and Chief Executive Officer.
On February 8, 2006, the Company completed a public offering of 10,706,638 shares of Class A common stock (Amex: “DRA”). The net proceeds were used (i) to redeem approximately $48.4 million of its 11% senior secured notes that were purchased pursuant to a tender offer by the Company and pay related fees and expenses, (ii) to repurchase 2,199,413 shares of Class A common Stock owned by an affiliate of the Company and (iii) for general corporate purposes. As of February 8, 2006, the Company had 27,418,757 shares of Class A common stock outstanding, including 13,485,811 shares of Class A common stock underlying the Company’s IDSs.
The Company will make payments, which will consist of a quarterly dividend of approximately $0.206 per share of Class A common stock and an interest payment of approximately $0.169 per 11% senior secured note. As a result, each holder of an IDS (“DRY”) will receive $0.375 per IDS. Holders of shares of Class A common stock held as “DRA” will be entitled to the quarterly dividend of approximately $0.206 per share. The dividend and interest payments will be paid on March 1, 2006 to holders of record as of the close of business on February 25, 2006 (with respect to the interest payments) and February 27, 2006 (with respect to the dividend payments).
The Class A common stock dividend represents the Company’s fifth consecutive quarterly dividend payment, consistent with the dividend policy adopted by the Company.
Results for the Three and Nine Months Ended December 31, 2005 and 2004
Net Cash Flow before distributions and dividends was $13.4 million for the 3rd quarter of Fiscal 2006 as compared to $10.5 million for the 3rd quarter of the fiscal year ended March 31, 2005 (“Fiscal 2005”). Net Cash Flow was $31.8 million for the nine months ended December 31, 2005 as compared to $23.9 million for the Fiscal 2005 period.
The following table reflects the computation of Net Cash Flow* (in millions):

	Quarter ended				Nine Months ended
	December 31,				December 31,
	2005		2004		2005		2004
Consolidated EBITDA:	$41.4	*	$40.8	*	$120.6	*	$119.4	*
less:
Interest Expense:
Third party notes and other	12.4		13.6		36.6		42.2
Capital Expenditures (1)	13.6		16.3		47.7		51.5
Capital Expenditures relating to technology upgrade project	2.0		0.4		4.5		1.8

Net Cash Flow before IDS distributions and dividends	13.4		10.5		31.8		23.9

IDS interest distributions	3.2		1.2		9.6		1.2
Dividends	5.7		2.7		13.4		2.7

Net Cash Flow	$4.5		$6.6		$8.8		$20.0

*	Consolidated EBITDA for the 2005 periods exclude transaction costs related to the Company’s initial public offering in November 2004. Consolidated EBITDA for the 2006 periods exclude transaction costs related to the Company’s refinancing of its credit facility in December 2005. For information regarding the Company’s use of Net Cash Flow (after capital and interest payments) and EBITDA and for reconciliations of such non-GAAP measures to net loss and cash flow from operating activities, refer to “Presentation of Non-GAAP Financial Information” below, including the tables attached hereto.

(1)	Represents cash used in investing activities excluding acquisition of net assets for the periods presented.

The following discussion of operating results focuses on revenue and EBITDA for each of the Company’s operating segments. For information regarding the Company’s use of EBITDA and for reconciliations to net loss and cash flow from operating activities, refer to “Presentation of Non-GAAP Financial Information” below, including the tables attached hereto.

		Quarter ended				Nine Months ended
		December 31,				December 31,
		2005		2004		2005		2004
Revenue:	Route business	$122.1		$119.5		$358.6		$353.7
	Rental business	9.2		8.6		26.8		25.5
	Distribution business	7.4		7.5		19.5		22.9

	Total	138.7		135.6		404.9		402.1

EBITDA:
	Route business	$40.7		$39.5		$118.2		$116.2
	Rental business	4.0		3.7		11.2		10.4
	Distribution business	0.2		0.1		0.6		0.6
	Corporate	(3.5)		(2.5)		(9.4)		(7.8)

	Total	41.4	*	40.8	*	120.6	*	119.4	*

* excludes transaction costs.

Capital Expenditures:(1)
	Route business	$13.1		$16.1		$43.4		$48.6
	Rental business	0.8		0.4		4.4		2.9
	Distribution business	—		0.1		0.2		0.3
	Corporate (2)	1.7		0.1		4.2		1.5

	Total	15.6		16.7		52.2		53.3

(1)	Represents cash used in investing activities excluding acquisition of net assets for the periods presented.

(2)	Includes capital expenditures attributable to our current technology upgrade project, which relates primarily to upgrading programs for our field service management and collection systems for the periods presented.
Management’s Commentary
“I’m very proud of Coinmach’s continued stable and improving cash generation. Including this quarter’s results, we have returned $23.0 million of interest and dividends to the Company’s investors, reduced debt by $9.8 million and maintained our operating cash balance. In addition, with the recent completion of our Class A equity offering, we retired approximately $48.4 million of 11% IDS notes. This equity offering, coupled with our recently completed bank refinancing and retirement of our 9% Senior Notes, has significantly strengthened our balance sheet and liquidity. As of December 31, 2005, the Company had a cash balance of approximately $56.9 million, and approximately $68.2 million of borrowings available under our revolver,” said Stephen Kerrigan, the Company’s Chairman and Chief Executive Officer.
“We are pleased that our strong third quarter cash flows from operations continue to demonstrate our commitment to maximizing returns on the capital we invest. Consolidated revenue increased over the same quarter for the prior year due to increased revenue in both the route and the rental businesses. EBITDA remained solid, improving $0.6 million.”

“Our route business remained steady, increasing revenue by $2.6 million, EBITDA by $1.2 million and cash flow by $4.2 million over the same quarter of the prior year. The rental business, Appliance Warehouse, generated organic growth of 7.4% in revenue and 7.7% in EBITDA. Corporate expenses increased $1.0 million quarter over quarter as a result of the additional expenses associated with being a public company including non-recurring costs associated with the initial implementation of Sarbanes Oxley 404 compliance. Capital expenditures decreased $1.1 million for the quarter and decreased $1.1 year to date, including growth in the current quarter as well as ongoing technology upgrades. These technology upgrades will improve the efficiency of our customer service, dispatch, field service and collection systems.”
Earnings Conference Call
     The Company has scheduled a conference call for Friday, February 10, 2006 at 10:00 a.m. Eastern Standard Time to discuss its fiscal third quarter 2006 financial results. Hosting the call will be Stephen R. Kerrigan, the Company’s Chairman and Chief Executive Officer and Robert M. Doyle, the Company’s Chief Financial Officer. Interested parties may participate by accessing the teleconference via a webcast on the Company’s Investor Relations page, www.coinmachservicecorp.com, or by dialing 1-866-825-3209 (1-617-213-8061 for international callers) and using the pass code 78853884 approximately 5 minutes before the start of the call. The call will be open to the public with a question and answer session at the end of the call. A replay of the conference call will be available for 7 days on the Company’s Investor Relations page or by dialing 888-286-8010 (1-617-801-6888 for international callers) and using the pass code 65497650.
About Coinmach Service Corp.
Coinmach Service Corp., through its operating subsidiaries, is a leading supplier of outsourced laundry equipment services for multi-family housing properties in North America. The Company’s core business involves leasing laundry rooms from building owners and property management companies, installing and servicing laundry equipment and collecting revenues generated from laundry machines.
Presentation of Non-GAAP Financial Information
Certain disclosures in this press release include “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP (U.S. generally accepted accounting principles). Net Cash Flow (after capital and interest) is defined as EBITDA less capital expenditures (including property, plant and equipment) and interest expense. Management believes Net Cash Flow (after capital and interest) is a useful measure of the Company’s ability, subject to restrictions contained in its debt agreements and those of its subsidiaries and applicable law, to pay dividends on its common stock. EBITDA represents earnings from continuing operations before deductions for interest, income taxes and depreciation and amortization. Management believes that EBITDA is useful as a means to evaluate its ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used by the Company as a measure of evaluating the performance of its three operating segments. Management further believes that EBITDA is useful to investors as a measure of comparative operating performance as it is less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance. The Company uses EBITDA to develop compensation plans, to measure sales force performance and to allocate capital assets. Additionally, because the Company has historically provided EBITDA to investors, management believes that presenting this non-GAAP financial measure provides consistency in its financial reporting. The Company’s use of Net Cash Flow (after capital and interest) and EBITDA, however, is not intended to represent cash flows for the period, nor has it been presented as an alternative to either (a) operating income (as determined by GAAP) as an indicator of operating performance or (b) cash flows from operating, investing and financing activities (as determined by GAAP) as a measure of liquidity. Given that Net Cash Flow (after capital and interest) and EBITDA are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, such measures may not be comparable to other similarly titled measures of other companies. Reconciliations of EBITDA to Net Cash Flow (after capital and interest) and EBITDA to net loss and cash flow provided from operating activities are included in the attached tables.
Forward-Looking Statements
Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates”, “plans” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

COINMACH SERVICE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Quarter ended		Nine months ended
	December 31,		December 31,
	2005	2004	2005	2004
Revenues	$138,744	$135,627	$404,894	$402,076

Operating, general and administrative expense	97,338	94,772	283,940	282,131
Depreciation and amortization	19,027	19,029	56,887	57,087
Amortization of advance location payments	5,015	4,928	14,188	14,780
Amortization of intangibles	3,514	3,580	10,485	10,840
Other items, net	—	—	310	500

	124,894	122,309	365,810	365,338

Operating income	13,850	13,318	39,084	36,738
Interest expense	15,570	14,781	46,216	43,406
Interest expense-non cash preferred stock dividends (1)	—	4,862	—	18,230
Interest expense-escrow interest (2)	—	941	—	941
Transaction costs	2,620	17,135	2,620	17,135
Loss before income taxes	(4,340)	(24,401)	(9,752)	(42,974)
Benefit for income taxes	(1,674)	(8,100)	(3,823)	(10,021)

Net loss	$(2,666)	$(16,301)	$(5,929)	$(32,953)

(1)	Represents accrued dividends on Coinmach Laundry Corporation’s preferred stock previously outstanding that was retired in November and December 2004 with proceeds from the IDS offering.

(2)	Represents interest for the period from November 24, 2004 through December 24, 2004 on the portion of the 9% senior notes due 2010 redeemed in connection with the IDS offering.

COINMACH SERVICE CORP.
RECONCILIATION OF NET LOSS TO EBITDA
(in thousands)

	Quarter ended		Nine months ended
	December 31,		December 31,
	2005	2004	2005	2004
Net loss	$(2,666)	$(16,301)	$(5,929)	$(32,953)
Depreciation and amortization	27,556	27,537	81,560	82,707
Benefit for income taxes	(1,674)	(8,100)	(3,823)	(10,021)
Interest expense	15,570	14,781	46,216	43,406
Interest expense—escrow interest	—	941	—	941
Interest expense—non cash preferred stock dividends	—	4,862	—	18,230

EBITDA(1)
Interest expense-escrow interest	38,786	23,720	118,024	102,310

Add back transaction costs:	2,620	17,135	2,620	17,135

EBITDA (excluding transaction costs)	$41,406	$40,855	$120,644	$119,445

RECONCILIATION OF CASH FLOW PROVIDED BY
OPERATING ACTIVITIES TO EBITDA
(in thousands)

	Quarter ended		Nine months ended
	December 31,		December 31,
	2005	2004	2005	2004
Cash flow provided by operating activities	$32,465	$34,771	$84,473	$83,115
Benefit for income taxes	(1,674)	(8,100)	(3,823)	(10,021)
Interest expense	15,570	14,781	46,216	43,406
Interest expense—escrow interest	—	941	—	941
Loss on redemption of 9% Senior notes	—	(14,770)	—	(14,770)
Loss on redemption of credit facility	(1,700)	—	(1,700)	—
(Loss) gain on sale of investment and equipment	73	418	46	472
Stock based compensation	—	(19)	(12)	(56)
Deferred income taxes	1,674	8,260	3,823	10,216
Amortization of deferred issue costs	(540)	(588)	(1,603)	(1,795)
Changes in assets and liabilities, net of effects of business combination	(7,082)	(11,974)	(9,396)	(9,198)

EBITDA(1)		23,720		102,310
Interest expense—escrow interest	38,786		118,024
Add back transaction costs:	2,620	17,135	2,620	17,135

EBITDA (excluding transaction costs)	$41,406	$40,855	$120,644	$119,445

(1)	EBITDA represents earnings from continuing operations before deductions for interest, income taxes and depreciation and amortization. Management believes that EBITDA is useful as a means to evaluate the Company’s ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used by management as a measure of evaluating the performance of the Company’s three operating segments. Management further believes that EBITDA is useful to investors as a measure of comparative operating performance as it is less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance. Management uses EBITDA to develop compensation plans, to measure sales force performance and to allocate capital assets. Additionally, because the Company has historically provided EBITDA to investors, management believes that presenting this non-GAAP financial measure provides consistency in our financial reporting. Management’s use of EBITDA, however, is not intended to represent cash flows for the period, nor has it been presented as an alternative to either (a) operating income (as determined by U.S. generally accepted accounting principles) as an indicator of operating performance or (b) cash flows from operating, investing and financing activities (as determined by U.S. generally accepted accounting principles) as a measure of liquidity. Given that EBITDA is not a measurement determined in accordance with U.S. generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA may not be comparable to other similarly titled measures of other companies.

COINMACH SERVICE CORP.
SELECTED CONSOLIDATED CASH FLOW DATA
(in thousands)

	Nine months ended
	December 31,
	2005	2004
OPERATING ACTIVITIES:
Net loss	$(5,929)	$(32,953)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	56,887	57,087
Amortization of advance location payments	14,188	14,780
Amortization of intangibles	10,485	10,840
Amortization of deferred issue costs	1,603	1,795
Deferred income taxes	(3,823)	(10,216)
Interest expense-non cash preferred stock dividends	—	18,230
Premium on redemption of 9% Senior notes due 2010	—	11,295
Write-off of deferred financing costs	1,700	3,475
Stock based compensation	12	56
Gain on sale of investment and equipment	(46)	(472)
Changes in assets and liabilities	9,396	9,198

Net cash provided by operating activities	84,473	83,115

INVESTING ACTIVITIES:
Additions to property and equipment	(43,431)	(41,019)
Advance location payments to location owners	(9,806)	(13,250)
Acquisition of net assets related to acquisition of businesses	(3,436)	(613)
Proceeds from sale of investment	—	277
Proceeds from sale of property and equipment	1,077	653

Net cash used in investing activities	(55,596)	(53,952)

FINANCING ACTIVITIES:
Proceeds from issuance of IDSs	—	257,983
Proceeds from issuance of third party senior secured notes	—	20,000
Redemption of preferred stock	—	(99,208)
Cash dividends paid	(11,696)	—
Repayments under credit facility	(240,507)	(19,830)
Proceeds from credit facility	230,000	—
Credit facility issuance costs	(3,225)	—
(Repayments to) borrowings from bank and other borrowings	(183)	159
Principal payments on capitalized lease obligations	(3,652)	(3,249)
Redemption of 9% Senior Notes due 2010	—	(125,500)
Payment of premium on 9% Senior Notes due 2010	—	(11,295)
IDS and third party senior secured notes issuance costs	—	(23,597)
Receivables from shareholders	—	(1)

Net cash used in financing activities	(29,263)	(4,538)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(386)	24,625

CASH AND CASH EQUIVALENTS:
Beginning of period	57,271	31,620

End of period	$56,885	$56,245

COINMACH SERVICE CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	December 31,	March 31,
	2005	2005(1)
ASSETS:
Current assets:
Cash and cash equivalents	$56,885	$57,271
Receivables, net	6,124	6,486
Inventories	12,354	12,432
Assets held for sale	—	2,475
Prepaid expenses	4,543	4,994
Interest rate swap asset	—	832
Other current assets	1,820	2,625

Total current assets	81,726	87,115

Advance location payments	67,840	72,222
Property, equipment and leasehold improvements, net	257,793	264,264
Contract rights, net	300,323	309,698
Goodwill	206,196	204,780
Other assets	19,762	18,597

TOTAL ASSETS	$933,640	$956,676

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued expenses	$32,815	$33,983
Accrued rental payments	33,763	30,029
Accrued interest	15,816	9,512
Interest rate swap liability	635	—
Current portion of long-term debt	54,136	17,704

Total current liabilities	137,165	91,228
Deferred income taxes	61,124	65,546
Long-term debt, less current portion	644,444	690,687

Total liabilities	842,733	847,461

Stockholders’ Equity:
Class A common stock, par value $0.01, authorized 100,000,000 shares; issued and outstanding 18,911,532 shares	189	189
Class B common stock, par value $0.01, authorized 100,000,000 shares; issued and outstanding 24,980,445 shares	250	250
Additional paid-in capital	319,211	319,038
Carryover basis adjustment	(7,988)	(7,988)
Accumulated other comprehensive income, net of tax	(376)	492
Accumulated deficit	(220,379)	(202,754)
Deferred compensation	—	(12)

Total stockholders’ equity	90,907	109,215

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$933,640	$956,676

(1)	The March 31, 2005 balance sheet has been derived from the audited consolidated financial statements of Coinmach Service Corp. as of that date.
Contact:
Coinmach Service Corp.
Robert M. Doyle, 516-349-8555
Source: Coinmach Service Corp.